EXHIBIT 4.2

FORM OF CERTIFICATE OF DESIGNATIONS, PREFERENCES

AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK

OF

OXYGEN BIOTHERAPEUTICS, INC.

Oxygen Biotherapeutics, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to the provisions of the DGCL, the Board of Directors of the Company adopted resolutions (i) designating a series of the Company's previously authorized preferred stock, par value $0.0001 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of seven thousand and five hundred (7,500) shares of Series A Convertible Preferred Stock of the Company, as follows:

RESOLVED, that the Company is authorized to issue seven thousand and five hundred (7,500) shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the "Preferred Shares"), which shall have the following powers, designations, preferences and other special rights:

(1) Dividends.

(a) The holders of Preferred Shares (each, a "Holder" and collectively, the "Holders"), shall be entitled to receive dividends ("Dividends") payable, subject to the conditions and other terms hereof, in shares of Common Stock or cash on the Stated Value (as defined below) of such Preferred Share, which Dividends for the avoidance of doubt shall be calculated on such Preferred Shares without giving effect to any reduction for the payment of any Installment Amount payable on such date, at the Dividend Rate (as defined below), which shall be cumulative.  Dividends on the Preferred Shares shall commence accruing on the Initial Issuance Date (and, with respect to Preferred Shares issued following the Initial Issuance Date, on the Subsequent Issuance Date relating to such Preferred Shares) and shall be computed on the basis of a 365-day year and actual days elapsed.  Dividends shall be payable in arrears on each Installment Date (each, a "Dividend Date") with the first Dividend Date being January 12, 2012, and the last Dividend Date being the Maturity Date.  If a Dividend Date is not a Business Day (as defined below), then the Dividend shall be due and payable on the Business Day immediately following such Dividend Date.

(b) Dividends shall be payable on each Dividend Date, to the record holders of the Preferred Shares on the Dividend Notice Due Date prior to the applicable Dividend Date, in shares of Common Stock ("Dividend Shares") so long as there has been no Equity Conditions Failure; provided however, that the Company may, at its option following notice to each Holder, pay Dividends on any Dividend Date in cash ("Cash Dividends") or in a combination of Cash Dividends and, so long as there has been no Equity Conditions Failure, Dividend Shares.  The Company shall deliver a written notice (each, a "Dividend Election Notice") to each holder of the Preferred Shares on the Dividend Notice Due Date (the date such notice is delivered to all of the holders, the "Dividend Notice Date") which notice (1) either (A) confirms that Dividends to be paid on such Dividend Date shall be paid entirely in Dividend Shares or (B) elects to pay Dividends as Cash Dividends or a combination of Cash Dividends and Dividend Shares and specifies the amount of Dividends that shall be paid as Cash Dividends and the amount of Dividends, if any, that shall be paid in Dividend Shares and (2) unless the Company has elected to pay Dividends solely as Cash Dividends, certifies that there has been no Equity Conditions Failure as of such time.  If any portion of Dividends for a particular Dividend Date shall be paid in Dividend Shares, then (I) on the Dividend Pre-Payment Date, the Company shall pay to the Holder, in accordance with Section 1(c), a number of shares of Common Stock equal to (x) the amount of Dividends payable on the applicable Dividend Date divided by (y) the applicable Initial Dividend Conversion Price (the "Pre-Dividend Shares") and (II) on the Dividend Date (the "Dividend Settlement Date"), the Company shall deliver a notice setting forth the calculation of the Dividend Balance Shares (and the calculation of the component parts of such calculation) and pay to the Holder, in accordance with Section 1(c), a number of shares of Common Stock equal to any Dividend Balance Shares (if such number is greater than zero (0)).  Dividends to be paid on a Dividend Pre-Payment Date or on a Dividend Date in Dividend Shares shall be paid in a number of fully paid and nonassessable shares of Common Stock (rounded down to the nearest whole share).  No fractional shares of Common Stock shall be issued upon payment of Dividends.  In lieu of any fractional shares to which a Holder would otherwise be entitled, the Company shall pay such amount in cash.  If the Equity Conditions are not satisfied as of the Dividend Notice Date, then unless the Company has elected to pay such Dividends in cash, the Dividend Election Notice shall indicate that unless the Holder waives the Equity Conditions, the Dividends shall be paid in cash.

(c) When any Dividend Shares are to be paid on a Dividend Pre-Payment Date or a Dividend Settlement Date, as applicable, then the Company shall (i) (A) provided that the Company's transfer agent (the "Transfer Agent") is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer Program and such action is not prohibited by applicable law or regulation or any applicable policy of DTC, credit such aggregate number of Dividend Shares to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian ("DWAC") system, or (B) if the foregoing shall not apply, issue and dispatch by overnight courier on the applicable Dividend Pre-Payment Date or Dividend Settlement Date, as the case may be, to the address set forth in the register maintained by the Company for such purpose or to such address as specified by the Holder in writing to the Company at least two (2) Business Days prior to the applicable Dividend Pre-Payment Date or Dividend Settlement Date, a certificate, registered in the name of the Holder or its designee, for the number of Dividend Shares to which the Holder shall be entitled and (ii) with respect to each Dividend Date, pay to the Holder, in cash by wire transfer of immediately available funds, the amount of any Cash Dividends to such account designated in writing by the Holder.  Notwithstanding the foregoing, the Company shall not be entitled to pay Dividends in Dividend Shares and shall be required to pay all such Dividends in cash as Cash Dividends on the applicable Dividend Pre-Payment Date or Dividend Settlement Date if, unless consented to in writing by the Holder, there has been an Equity Conditions Failure.  If a Triggering Event or Equity Conditions Failure occurs during the period from the Dividend Pre-Payment Date through the Dividend Settlement Date, then on the Dividend Settlement Date, at the Holder's option, either (1) the Holder may require the Company to pay the Dividend due on the applicable Dividend Settlement Date as Cash Dividends (including any Dividends represented by Pre-Dividend Shares) and, in conjunction with receipt of such cash payment, shall return the applicable number of Pre-Dividend Shares or (2) the Company shall pay an additional amount to the Holder as Cash Dividends equal to the Dividend Balance Amount.

(2) Conversion of Preferred Shares.  Preferred Shares shall be convertible into shares of the Company's Common Stock, par value $0.0001 per share (the "Common Stock"), on the terms and conditions set forth in this Section 2.

(a) Certain Defined Terms.  For purposes of this Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Oxygen Biotherapeutics, Inc. (this "Certificate of Designations") the following terms shall have the following meanings:

(i) "Additional Amount" means, on a per Preferred Share basis, the product of (A) the result of the following formula: (Dividend Rate)(N/365) and (B) the Stated Value.

(ii) "Approved Stock Plan" means any employee benefit plan, agreement or arrangement which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

(iii) "Bloomberg" means Bloomberg Financial Markets.

(iv) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(v) "Capital Stock" means: (A) in the case of a corporation, corporate stock; (B) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (C) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership or limited liability company interests; and (D) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

(vi) "Change of Control" means any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(vii) "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 2(d)(iii).  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(viii) "Company Conversion Measuring Period" means the twenty (20) consecutive Trading Days ending on the Trading Day immediately prior to the applicable Installment Date.

(ix) "Company Conversion Price" means as of any date of determination, that price which shall be the lower of (i) the applicable Conversion Price and (ii) that price computed as 90% of the arithmetic average of the five (5) lowest VWAPs during the twenty (20) consecutive Trading Day period ending on the Trading Day immediately prior to the applicable Installment Settlement Date.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Company Conversion Measuring Period.

(x) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(xi) "Conversion Amount" means the sum of (A) the Additional Amount and (B) the Stated Value.

(xii) "Conversion Price" means $2.22, subject to adjustment as provided herein.

(xiii) "Conversion Share Ratio" means, as to any Installment Date, the quotient of (i) the number of Pre-Installment Conversion Shares delivered in connection with such Installment Date divided by (ii) the number of Post-Installment Conversion Shares relating to such Installment Date.

(xiv) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(xv) "Dividend Balance Amount" means for any Dividend Date, an amount equal to (i) the Dividends due on such Dividend Date minus (ii) an amount equal to (A) the Dividends due on such Dividend Date multiplied by (B) the Dividend Share Ratio.

(xvi) "Dividend Balance Shares" means, for any Dividend Date, a number of shares of Common Stock equal to (i) the Post-Dividend Shares with respect to such Dividend Date minus (ii) the amount of any Pre-Dividend Shares delivered with respect to such Dividend Date; provided that in the event that the amount of Pre-Dividend Shares exceeds the Post-Dividend Shares for such date, the Dividend Balance Shares shall equal zero (0).

(xvii) "Dividend Conversion Price" means, with respect to any Dividend Date, the arithmetic average of the five (5) lowest VWAPs during the twenty (20) consecutive Trading Day period ending on the Trading Day immediately prior to the applicable Dividend Date.  All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction that proportionately decreases or increases the Common Stock during the applicable Dividend Measuring Period.

(xviii) "Dividend Measuring Period" means the twenty (20) consecutive Trading Day period ending on the Trading Day immediately prior to the applicable Dividend Date.

(xix) "Dividend Notice Due Date" means the twenty-sixth (26th) Trading Day (disregarding, solely for purposes of determining timely compliance with the applicable notice requirements, any suspensions or closures of trading which may occur after the Dividend Notice Due Date) prior to the applicable Dividend Date; provided that the first Dividend Notice Due Date shall be the Initial Issuance Date or with respect to Preferred Shares issued following the Initial Issuance Date, the applicable Subsequent Issuance Date.

(xx) "Dividend Pre-Payment Date" means the twenty-third (23rd) Trading Day (disregarding, solely for purposes of determining timely compliance with the delivery of Pre-Dividend Shares, any suspensions or closures of trading which may occur after the Dividend Pre-Payment Date) prior to the applicable Dividend Date; provided that the first Dividend Pre-Payment Date shall be the Initial Issuance Date or, with respect to Preferred Shares issued following the Initial Issuance Date, the applicable Subsequent Issuance Date.

(xxi) "Dividend Rate" means (A) seven percent (7.0%) per annum and (B) for the period from and after the occurrence of a Triggering Event through such time that such Triggering Event is cured, fifteen percent (15%) per annum.

(xxii) "Dividend Share Ratio" means, as to any applicable date of determination, (i) the number of Pre-Dividend Shares delivered in connection with a Dividend Date divided by (ii) the number of Post-Dividend Shares relating to such Dividend Date.

(xxiii) "Eligible Market" means the Principal Market, The New York Stock Exchange, Inc., NYSE AMEX Equities, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market or the OTC Bulletin Board.

(xxiv) "Equity Conditions" means:  (A) on each day during the period beginning on the later of (1) thirty (30) days prior to the applicable date of determination and (2) the Initial Issuance Date and ending on and including the applicable date of determination (the "Equity Conditions Measuring Period"), all shares of Common Stock issued and issuable upon conversion of the Preferred Shares, as Dividend Shares and upon exercise of the Warrants shall have been issued or, to the extent not yet issued, shall be issuable without restrictive legends and shall be eligible for sale without restriction or limitation and without the need for registration under any applicable federal or state securities laws; (B) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market or an Eligible Market and shall not have been suspended from trading from all such exchanges or markets (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall proceedings for such delisting or suspension from any applicable exchanges or markets have been commenced, threatened (except as described in Form 8-K filed by the Company with the SEC on October 14, 2011) or pending either, in the case of such exchange or market, (1) in writing by such exchange or market or (2) by falling below the minimum listing maintenance requirements of such exchange or market, unless, in the case of clause (1) or (2) above, the Company shall meet all minimum listing conditions of one or more other Eligible Markets; (C) on each day during the Equity Conditions Measuring Period, the Company shall have delivered Common Stock upon conversion of the Preferred Shares to the Holders on a timely basis as set forth in Section 2(d)(ii) hereof; (D) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 8 hereof or the rules or regulations of the applicable Principal Market; (E) during the Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments, which payments individually or in the aggregate exceed $25,000, within five (5) Business Days of when such payment is due pursuant to any Transaction Document; (F) during the Equity Conditions Measuring Period, there shall not have occurred either (1) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated or (2) a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event; (G) the Company shall have no knowledge of any fact that would cause all shares of Common Stock issued and issuable upon conversion of the Preferred Shares, as Dividend Shares and upon exercise of the Warrants not to be eligible for sale without restriction or limitation and without the need for registration under any applicable federal or state securities laws; (H) the aggregate dollar trading value for the Common Stock during the 20 Trading Days prior to the applicable date of determination is in excess of $375,000; (I) the Company shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any Transaction Document, except for purposes of this clause (I) (i) any breach explicitly excepted from any of clauses (A) through (H) described above, (ii) any failure by the Company to timely make any payments, whether in cash or shares of Common Stock, which payments individually or in the aggregate are less than or equal to $25,000, and (iii) any failure by the Company to timely deliver notice or take any other action, where the Company actually delivers such notice or takes such action within one (1) Business Day of the date due; and (J) during the Equity Conditions Measuring Period, the Company shall not have issued or agreed to issue, directly or indirectly, any shares of Common Stock, Options or any Convertible Securities other than Excluded Securities.

(xxv) "Equity Conditions Failure" means that on each Trading Day during the period from the date of delivery of any applicable notice hereunder through the applicable date of issuance or deemed issuance of any shares of Common Stock hereunder the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(xxvi) "Excluded Securities" means (i) any Common Stock issued or issuable or deemed to be issued in accordance with Section 2(f) hereof by the Company: (A) under any Approved Stock Plan; (B) in respect of a conversion or redemption of the Preferred Shares in accordance herewith; (C) as Dividend Shares hereunder; (D) upon the exercise of the Warrants; provided that if any Warrants are amended, modified or changed on or after the Subscription Date, the shares of Common Stock issued or issuable or deemed to be issued upon exercise of such Warrants will not be Excluded Securities solely for Holders that own Warrants that were not so amended, modified or changed; (E) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Subscription Date and such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date; and (F) as a stock split, stock dividend or other similar recapitalization or reorganization, or upon the occurrence of any other event pursuant to which the Conversion Price is adjusted under Sections 2(f)(ii) or 2(f)(iii); and (ii) Preferred Shares issued at the Additional Closing (as defined in the Securities Purchase Agreement) pursuant to the Securities Purchase Agreement.

(xxvii) "Fundamental Transaction" means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (iv) reorganize, recapitalize or reclassify its Common Stock, or (B) any Person or Persons makes a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Person or Persons making or party to, such purchase, tender or exchange offer), or (C) after the date hereof, any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of either (x) 50% or more of the outstanding shares of Common Stock or (y) 50% or more of the shares of Common Stock not held by such Person or Persons as of the date hereof.

(xxviii) "Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(xxix) "Initial Company Conversion Price" means, as of any date of determination, that price which shall be the lower of (i) the then applicable Conversion Price and (ii) that price computed as 90% of the Market Price as of the applicable Pre-Installment Payment Date.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such applicable Company Conversion Measuring Period.

(xxx) "Initial Dividend Conversion Price" means, with respect to any Dividend Pre-Payment Date, the Market Price as of the applicable Dividend Pre-Payment Date.  All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction that proportionately decreases or increases the Common Stock during the applicable Initial Dividend Measuring Period.

(xxxi) "Initial Dividend Measuring Period" means the twenty (20) consecutive Trading Day period ending on the Trading Day immediately prior to the applicable Dividend Pre-Payment Date.

(xxxii) "Initial Issuance Date" means December 12, 2011.

(xxxiii) "Initial Pro Rata Portion" means, for each Holder, at any time of determination, a fraction the numerator of which is the number of Preferred Shares held by such Holder on the Initial Issuance Date and the denominator of which is the total number of Preferred Shares issued on the Initial Issuance Date.  In the event that a Holder shall sell or otherwise transfer any of its Preferred Shares, the transferee shall be allocated a pro rata portion of the transferring Holder's Pro Rata Portion.

(xxxiv) "Installment Amount" means with respect to each Installment Date, an amount equal to the sum of (i) the aggregate Stated Amount of the lesser of (A) 583 Preferred Shares, with respect to Preferred Shares issued on the Initial Issuance Date, and 667 Preferred Shares with respect to Preferred Shares issued on the Subsequent Issuance Date, and (B) the number of Preferred Shares outstanding on such Installment Date (with respect to Preferred Shares issued on the Initial Issuance Date, disregarding any Preferred Shares issued on a Subsequent Issuance Date, and with respect to Preferred Shares issued on a Subsequent Issuance Date, disregarding Preferred Shares issued on the Initial Issuance Date), and (ii) the accrued Additional Amount for such Preferred Shares, as any such Installment Amount for each Holder may be reduced pursuant to the terms hereof, whether upon conversion, redemption or otherwise.

(xxxv) "Installment Balance Conversion Shares" means, for any Installment Date, a number of shares of Common Stock equal to (i) the Post-Installment Conversion Shares with respect to such Installment Date minus (ii) the amount of any Pre-Installment Conversion Shares delivered with respect to the related Installment Date; provided that in the event that the amount of Pre-Installment Conversion Shares exceeds the Post-Installment Conversion Shares for such date, then the Installment Balance Conversion Shares shall equal zero (0).

(xxxvi) "Installment Date" means, the monthly anniversary of the applicable Issuance Date beginning on January 12, 2012 through the Maturity Date; provided that if an Installment Date is not a Business Day, then the applicable payments or other deliveries to be made on such Installment Date pursuant to the terms herein shall be due and payable on the Business Day immediately following such Installment Date.

(xxxvii) "Liquidation Event" means the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries taken as a whole, in a single transaction or series of transactions.

(xxxviii) "Make-Whole Additional Amount" means, as to the applicable event on any applicable date, the amount of any Dividends per applicable Preferred Share that, but for such event, would have accrued after the applicable event with respect to such Preferred Share if the Preferred Shares had remained outstanding for the period from such event through the Maturity Date.

(xxxix) "Market Price" means, after excluding the two (2) lowest VWAPs during the twenty (20) consecutive Trading Day period ending on the Trading Day immediately prior to the applicable date of determination, the arithmetic average of the remaining five (5) lowest VWAPs during the twenty (20) consecutive Trading Day period ending on the Trading Day immediately prior to the applicable Pre-Installment Payment Date, Dividend Pre-Payment Date or any other applicable date of determination pursuant hereto.

(xl) "Maturity Date" means, with respect to the Preferred Shares, the later of (A) January 12, 2013 and (B) the six month anniversary of the Subsequent Issuance Date, unless extended pursuant to Section 2(d)(vii).

(xli) "N" means the number of days from, but excluding, the last Dividend Date with respect to which dividends have been paid in full by the Company on the applicable Preferred Share, or the Initial Issuance Date or Subsequent Issuance Date, as applicable, if no Dividend Date has occurred through the applicable determination date.

(xlii) "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(xliii) "Option Value" means the value of an Option based on the Black and Scholes Option Pricing Model obtained from the "OV" function on Bloomberg determined as of the day prior to the public announcement of the applicable Option for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the issuance of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest VWAP during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iv) a zero cost of borrow, and (v) a 360 day annualization factor.

(xliv) "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(xlv) "Permitted Indebtedness" means (i) equipment leases, obligations to vendors and other Indebtedness, provided in good faith without intent to circumvent any restriction hereunder by Persons that are in the primary business of providing such leases, obligations or Indebtedness, that entails commercial benefits and obligations beyond merely the obligation to repay borrowed money, (ii) Company guarantees of a Subsidiary's project obligations provided in good faith without intent to circumvent any restriction hereunder if such Subsidiary Indebtedness is secured solely by Subsidiary assets; (iii) Indebtedness for borrowed money incurred by any Subsidiary solely to finance such Subsidiary's ordinary course projects which Indebtedness is provided in good faith without intent to circumvent any restriction hereunder and is secured solely by such Subsidiary's assets.

(xlvi) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(xlvii) "Post-Dividend Shares" means, for any Dividend Date, that number of shares of Common Stock equal to the applicable cash amount of Dividends elected or deemed elected to be paid in Dividend Shares hereunder on such Dividend Date divided by the Dividend Conversion Price (without taking into account the delivery of any Pre-Dividend Shares), rounded down to the nearest whole share of Common Stock.

(xlviii) "Post-Installment Conversion Shares" means, for any Installment Date, that number of shares of Common Stock equal to the applicable Company Conversion Amount for such Installment Date divided by the Company Conversion Price (without taking into account the delivery of any Pre-Installment Conversion Shares).

(xlix) "Principal Market" means The NASDAQ Stock Market LLC.

(l) "Redemption Prices" means, collectively, the Triggering Event Redemption Price, the Maturity Date Redemption Price, the Change of Control Redemption Price, any Installment Amount and any other redemption price set forth herein (including in each case any interest, damages and Make-Whole Additional Amount thereon), each of the foregoing, individually, a Redemption Price.

(li) "Registration Statement" means the Company's Registration Statement on Form S-3 (File number 333-165733), or other Registration Statement registering the applicable securities under the Securities Act of 1933, as amended.

(lii) "Required Holders" means the Holders of Preferred Shares representing at least a majority of the aggregate Preferred Shares then outstanding.

(liii) "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of the Subscription Date, by and among the Company and the investors referred to therein.

(liv) "Stated Value" means $1,000.

(lv) "Subscription Date" means December 8, 2011.

(lvi) "Subsequent Issuance Date" shall mean each date on which Preferred Shares are issued after the Initial Issuance Date.

(lvii) "Subsequent Pro Rata Portion" means, for each Holder, at any time of determination, a fraction the numerator of which is the number of Preferred Shares issued to such Holder on the Subsequent Issuance Date and the denominator of which is the total number of Preferred Shares issued on the Subsequent Issuance Date.  In the event that a Holder shall sell or otherwise transfer any of its Preferred Shares, the transferee shall be allocated a pro rata portion of the transferring Holder's Subsequent Pro Rata Portion.

(lviii) "Subsidiaries" means any joint venture or entity in which the Company, directly or indirectly, owns capital stock or an equity or similar interest, including any subsidiaries formed or acquired after the Initial Issuance Date.

(lix) "Successor Entity" means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity.

(lx) "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

(lxi) "Tax Deduction" means a deduction or withholding by the Company for or on account of Tax from a payment under this Certificate of Designations.

(lxii) "Trading Day" means any day on which shares of Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that "Trading Day" shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(lxiii) "Transaction Documents" means this Certificate of Designations, the Securities Purchase Agreement and the Warrants.

(lxiv) "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(lxv) "VWAP" means, for any security as of any date, the dollar volume-weighted average price for such security on the Eligible Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Eligible Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Eligible Market publicly announces is the official close of trading), as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as the Eligible Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Eligible Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.).  If the VWAP cannot be calculated for a security on a particular date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders.  If the Company and the Required Holders are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(d)(iii) below.  All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(lxvi) "Warrants" means the warrants to purchase Common Stock issued in connection with the Preferred Shares on the Initial Issuance Date or the Subsequent Issuance Date.

(b) Holder's Conversion Right.  Subject to the provisions of Section 8, at any time or times on or after the Initial Issuance Date, any Holder shall be entitled to convert any whole number of Preferred Shares, plus the Additional Amount with respect to such Preferred Shares, then held by such Holder into fully paid and nonassessable shares of Common Stock in accordance with Section 2(d) at the Conversion Rate (as defined below).

(c) Conversion.  The number of shares of Common Stock issuable upon conversion of each Preferred Share pursuant to Section 2(b) shall be determined according to the following formula (the "Conversion Rate"):

Conversion Amount

Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of any Preferred Share, but rather the number of shares of Common Stock to be issued shall be rounded down to the nearest whole number and, in lieu of any fractional shares to which a Holder would otherwise be entitled, the Company shall pay such amount in cash.

(d) Mechanics of Conversion.  The conversion of Preferred Shares shall be conducted in the following manner:

(i) Holder's Delivery Requirements.  To convert Preferred Shares into shares of Common Stock on any date (a "Conversion Date"), the Holder shall (A) transmit by facsimile, for receipt on or prior to 5:00 p.m., New York City Time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and (B) if required by Section 2(d)(viii), surrender to a common carrier for delivery to the Company as soon as practicable following such date the original certificates representing the Preferred Shares being converted (or compliance with the procedures set forth in Section 14) (the "Preferred Stock Certificates").

(ii) Company's Response.  Upon receipt by the Company of copy of a Conversion Notice, the Company shall (I) as soon as practicable, but in any event within one (1) Trading Day, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein and (II) on or before the third (3rd) Trading Day following the date of receipt by the Company of such Conversion Notice (the "Share Delivery Date"), (A) (1) provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its DWAC system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled and (B) pay to the Holder in cash, by wire transfer of immediately available funds, the Make-Whole Additional Amount per Preferred Share converted; provided, however, that if there has been no Equity Condition Failure, the Company may elect to pay such Make-Whole Additional Amount as shares of Common Stock by including such Make-Whole Additional Amount in the Conversion Amount such that an additional number of shares of Common Stock is issued equal to the Make-Whole Additional Amount divided by the Conversion Price.  In the event that a Holder converts less than all of the Holder's remaining Preferred Shares pursuant hereto, the Stated Value converted shall be deducted from the Installment Amounts applying such reduction to the Installment Dates in reverse order first to the last Installment Date on which Installment Amounts are then scheduled to be paid to such Holder, unless such Holder shall otherwise specify in the Conversion Notice or other applicable notice.  If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion, as may be required pursuant to Section 2(d)(viii), is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Stock Certificate(s) (the "Preferred Stock Delivery Date") and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

(iii) Dispute Resolution.  In the case of a dispute as to the determination of the Closing Sale Price, Closing Bid Price, VWAP or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within one (1) Business Day of receipt of such Holder's Conversion Notice or other date of determination.  If such Holder and the Company are unable to agree upon the determination of the Closing Sale Price, Closing Bid Price or VWAP or arithmetic calculation of the Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall within one (1) Business Day after approval of the investment bank or outside accountant by the Required Holders submit via facsimile (A) the disputed determination of the Closing Sale Price, Closing Bid Price or VWAP, as applicable, to an independent, reputable investment bank selected by the Company and approved by the Required Holders or (B) the disputed arithmetic calculation of the Conversion Rate to the Company's independent, outside accountant.  The Company shall use its reasonable best efforts to cause, at the Company's expense, the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holders of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations.  Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.  In the event that such investment bank or accountant determines that the Company’s determination or arithmetic calculations were correct, the Holder shall reimburse the Company for all expenses incurred by the Company in retaining such  investment bank or accountant to resolve such dispute.  Notwithstanding anything in this Certificate of Designations to the contrary, any payment that is withheld reasonably and in good faith by the Company pending resolution of a dispute pursuant to this Section 2(d)(iii) shall be deemed as timely delivered if delivered within one (1) Business Day of such resolution.

(iv) Record Holder.  The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date and any Preferred Shares so converted shall cease to be outstanding as of the Conversion Date.

(v) Company's Failure to Timely Convert.

(A) Cash Damages.  If (x) within three (3) Trading Days after the Company's receipt of the facsimile copy of a Conversion Notice the Company shall fail to credit a Holder's balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of Preferred Shares or (y) within three (3) Trading Days of the Company's receipt of a Preferred Stock Certificate the Company shall fail to issue and deliver a new Preferred Stock Certificate representing the number of Preferred Shares to which such Holder is entitled pursuant to Section 2(d)(ii), then in addition to all other available remedies which such holder may pursue hereunder, the Company shall pay additional damages to such Holder for each day after the Share Delivery Date that such conversion is not timely effected and/or each day after the Preferred Stock Delivery Date that such Preferred Stock Certificate is not delivered in an amount equal to one percent (1.0%) of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which such Holder is entitled as set forth in the applicable Conversion Notice and, in the event the Company has failed to deliver a Preferred Stock Certificate to the Holder on or prior to the Preferred Stock Delivery Date, the number of shares of Common Stock issuable upon conversion of the Preferred Shares represented by such Preferred Stock Certificate as of the Preferred Stock Delivery Date and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date, in the case of the failure to deliver Common Stock, or the Preferred Stock Delivery Date, in the case of failure to deliver a Preferred Stock Certificate.  If the Company fails to pay the additional damages set forth in this Section 2(d)(v)(A) within five (5) Trading Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice.  In addition to the foregoing, if on the Share Delivery Date, the Company shall fail to issue and deliver a certificate to a Holder or credit such Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion or the Company's Conversion, as applicable, of Preferred Shares, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price on the Conversion Date.  Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon conversion of the Preferred Shares as required pursuant to the terms hereof.

(B) Void Conversion Notice; Adjustment of Conversion Price.  If within five (5) Trading Days after the Share Delivery Date with respect to a conversion of the Preferred Shares, the Company shall fail to credit a Holder's balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of Preferred Shares, then the Holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to such Holder's Conversion Notice; provided that the voiding of a Holder's Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(d)(v)(A) or otherwise.  Thereafter, the Conversion Price of any Preferred Shares returned or retained by the Holder for failure to timely convert shall be adjusted to the lesser of (I) the Conversion Price relating to the voided Conversion Notice and (II) the lowest VWAP of the Common Stock during the period beginning on the Conversion Date and ending on the date such Holder voided the Conversion Notice, subject to further adjustment as provided in this Certificate of Designations.

(C) Conversion Failure.  If within ten (10) Trading Days after the Share Delivery Date with respect to a conversion of the Preferred Shares, the Company shall fail to credit a Holder's balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of Preferred Shares (a "Conversion Failure"), then the Holder, upon written notice to the Company, may require that the Company redeem all Preferred Shares held by such Holder, including the Preferred Shares previously submitted for conversion and with respect to which the Company has not delivered shares of Common Stock, in accordance with Section 3.

(vi) Pro Rata Conversion; Disputes.  In the event the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares, the Company shall convert from each Holder electing to have Preferred Shares converted at such time a pro rata amount of such Holder's Preferred Shares submitted for conversion based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the number of Preferred Shares submitted for conversion on such date.  In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Preferred Shares, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 2(d)(iii).

(vii) Mandatory Redemption at Maturity.  If any Preferred Shares remain outstanding on the Maturity Date after giving effect to any Company Conversions and Company Redemptions occurring on such date, the Company shall redeem such Preferred Shares in cash in an amount equal to the outstanding Conversion Amount for each such Preferred Share (the "Maturity Date Redemption Price").  The Company shall pay the Maturity Date Redemption Price on the Maturity Date by wire transfer of immediately available funds to an account designated in writing by such Holder.  If the Company fails to redeem all of the Preferred Shares outstanding on the Maturity Date by payment of the Maturity Date Redemption Price for each such Preferred Share, then in addition to any remedy such Holder may have under any Transaction Document, (I) the applicable Maturity Date Redemption Price payable in respect of such unredeemed Preferred Shares shall bear interest at the rate of one percent (1.0%) per month, prorated for partial months, until paid in full, and (II) any Holder shall have the option to require the Company to convert any or all of such Holder's Preferred Shares for which the Maturity Date Redemption Price (together with any interest thereon) has not been paid into (on a per Preferred Share basis) shares of Common Stock equal to the number which results from dividing the Maturity Date Redemption Price (together with any interest thereon) by the lower of (x) the Conversion Price and (y) the Market Price.  If the Company has failed to pay the Maturity Date Redemption Price in a timely manner as described above, then the Maturity Date may be extended at the option of any applicable Holder for any Preferred Shares held by such Holder until the date the Holders receive such shares of Common Stock or Maturity Date Redemption Price.  The Maturity Date also may be extended at the option of any applicable Holder for any Preferred Shares held by such Holder for as long as (A) the conversion of such Preferred Shares would violate the provisions of Section 8 or (B) a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event shall have occurred and be continuing or (C) the Equity Conditions have not been satisfied or are not anticipated to be satisfied (as indicated in a notice from the Company to the Holders delivered thirty (30) Trading Days prior to the Maturity Date) or waived by the applicable Holder prior to and as of the Maturity Date.  All redemptions shall be made on a pro-rata basis to all holders of outstanding Preferred Shares.  Except as explicitly permitted herein, the Company does not have the right to require any Holder to redeem any of its outstanding Preferred Shares or any unpaid Dividends thereon.

(viii) Book-Entry.  Notwithstanding anything to the contrary set forth herein, upon conversion of Preferred Shares in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender the certificate representing the Preferred Shares to the Company unless (A) the full or remaining number of Preferred Shares represented by the certificate are being converted or (B) a Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of any Preferred Shares.  The Holder and the Company shall maintain records showing the number of Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion.  In the event of any dispute or discrepancy, such records of the Company establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error.  Notwithstanding the foregoing, if Preferred Shares represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Preferred Shares unless such Holder first physically surrenders the certificate representing the Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate.  A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof.  Each certificate for Preferred Shares shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 2(d)(viii) THEREOF.  THE NUMBER OF PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 2(d)(viii) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE AND ANY REMAINING INSTALLMENT AMOUNTS MAY HAVE BEEN REDUCED IN CONNECTION WITH CERTAIN PAYMENTS.

(e) Taxes.

(i) Any and all payments made by the Company hereunder, including any amounts received on a conversion or redemption of the Preferred Shares and any amounts on account of dividends or deemed dividends, must be made by it without any Tax Deduction, unless a Tax Deduction is required by law.  If the Company is aware that it must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must notify the affected Holders promptly.

(ii) If a Tax Deduction is required by law to be made by the Company, subject to Section 2(e)(i) above, the amount of the payment due from the Company will be increased to an amount which (after making the Tax Deduction, including a Tax Deduction applicable to additional sums payable pursuant to Section (e)) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.  For the avoidance of doubt, the Company shall deliver to the Holder the same number of Dividend Shares and/or amount of Cash Dividends that such Holder would have received but for the Tax Deduction.  If the Company is required to make a Tax Deduction, it must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.  The Company hereby agrees to indemnify each Holder from and against any Taxes required to be withheld from any payments made hereunder, regardless of whether such Taxes were withheld.  For the avoidance of doubt, in the case of any Taxes imposed under the U.S. Internal Revenue Code of 1986, as amended (the "Code"), the gross-up and indemnity provisions of this Section 2(e) are intended to apply to gross income taxes imposed under Sections 871(a), 881, 1441 and 1442 of the Code and not to net income taxes imposed under Sections 871(b) and 882 of the Code.  Accordingly, the Company and the Holder intend that, in the event that actual or constructive dividends arising under this Certificate of Designations are or become subject to U.S. Federal withholding tax on a gross basis, the Company will pay to the Holder the gross-up or indemnity amounts provided for in this Section 2(e) but that, in the event such Holder is or becomes subject to U.S. net income tax on actual or constructive dividends arising under this Certificate of Designations, the Company will not pay to such Holder any gross-up or indemnity amounts under this Section 2(e).

As soon as practicable after making a Tax Deduction or a payment required in connection with a Tax Deduction, the Company must deliver to the Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Tax Deduction was paid.

(iii) In addition, the Company agrees to pay in accordance with applicable law, and to indemnify and hold each Holder harmless from and against, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder (but excluding any income, capital gains or similar taxes) or in connection with the execution, delivery, registration or performance of, or otherwise with respect to, the Preferred Shares ("Other Taxes").  As soon as practicable after making a payment of Other Taxes, the Company must deliver to such Holder any official receipt or form, if any, provided by or required by the taxing authority to whom the Other Taxes were paid.

(iv) The obligations of the Company under this Section 2(e) shall survive the Maturity Date of the Preferred Shares and the payment for the Preferred Shares and all other amounts payable hereunder.

(f) Adjustments to Conversion Price.  The Conversion Price will be subject to adjustment from time to time as provided in this Section 2(f).

(i) Adjustment of Conversion Price upon Issuance of Common Stock.  If and whenever on or after the Initial Issuance Date, the Company issues or sells, or in accordance with this Section 2(f)(i) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with any Excluded Securities) for a consideration per share (the "New Issuance Price") less than a price (the "Applicable Price") equal to the Conversion Price in effect immediately prior to such issuance or sale (a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 2(f)(i), the following shall be applicable:

(A) Issuance of Options.  If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then each such share of Common Stock underlying such Option shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.  For purposes of this Section 2(f)(i)(A), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(B) Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then each such share of Common Stock underlying such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 2(f)(i)(B), the "lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 2(f)(i), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(C) Change in Option Price or Rate of Conversion.  If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion,  exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Section 2(f)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the Initial Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(D) Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, the other securities other than the Options issued or sold in such integrated transaction shall be deemed to have been issued for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value of such Options.  If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received or receivable therefor will be deemed to be the net amount received by the Company therefor.  If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt of such securities.  If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders.  The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(E) Record Date.  If the Company takes a record of the holders of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (II) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(ii) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock.  If the Company at any time after the Initial Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company at any time after the Initial Issuance Date combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(iii) Other Events.  If any event occurs of the type contemplated by the provisions of this Section 2(f) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price, as mutually determined by the Company’s Board of Directors and the Required Holders, so as to protect the rights of the Holders; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(f).

(iv) Voluntary Adjustment By Company.  The Company may at any time reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(g) Notices.

(i) Promptly after any adjustment of the Conversion Price pursuant to Section 2(f), the Company will give written notice thereof to each Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment.  In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 2(d)(iii).

(ii) The Company will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(iii) The Company will also give written notice to each Holder at least ten (10) Business Days prior to the date on which any Fundamental Transaction or Liquidation Event will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(3) Redemption at Option of Holders.

(a) Triggering Event.  A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

(i) while the Registration Statement is required to be maintained, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder for the issuance and sale of the shares upon conversion of the Preferred Shares or exercise of the Warrants, and such lapse or unavailability continues for a period of ten (10) consecutive Trading Days or for more than an aggregate of thirty (30) Trading Days in any 365-day period;

(ii) the suspension from trading or failure of the Common Stock to be listed on the Principal Market or another Eligible Market for a period of five (5) consecutive Trading Days or for more than an aggregate of ten (10) Trading Days in any 365-day period;

(iii)  (A) a Conversion Failure had occurred or (B) the Company's notice, written or oral, to any Holder, including by way of public announcement, or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Preferred Shares into shares of Common Stock that is tendered in accordance with the provisions of this Certificate of Designations;

(iv) at any time following the tenth (10th) consecutive Business Day that a Holder's Authorized Share Allocation is less than the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion of the full Conversion Amount of the Preferred Shares and the delivery of the related Make-Whole Additional Amount for such Preferred Shares in shares of Common Stock (without regard to any limitations on conversion set forth in Section 8 or otherwise);

(v) the Company's failure to pay to the Holder any amounts, which amounts individually or in the aggregate exceed $25,000, when and as due pursuant to this Certificate of Designations or any other Transaction Document;

(vi) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable Federal or State law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(vii) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Subsidiary in furtherance of any such action; or

(viii) the Company breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except for purposes of this clause (viii) (i) any breach explicitly excepted from any of clauses (i) through (vii) described above, (ii) in the case of a breach of a covenant which is curable, only if such breach remains uncured for a period of at least five (5) Business Days, (iii) any failure by the Company to timely make any payments, whether in cash or shares of Common Stock, which payments individually or in the aggregate are less than or equal to $25,000, and (iv) any failure by the Company to timely deliver notice or take any other action, where the Company actually delivers such notice or takes such action within five (5) Business Days of the date due.

(b) Redemption Option Upon Triggering Event.  In addition to all other rights of the Holders contained herein, after a Triggering Event, each Holder shall have the right, at such Holder's option, to require the Company to redeem (a "Triggering Event Redemption") all or a portion of such Holder's Preferred Shares at a price per Preferred Share equal to the sum of (i) the greater of (A) 125% of the Conversion Amount and (B) the product of (1) the Conversion Rate in effect at such time as such Holder delivers a Notice of Redemption at Option of Holder (as defined below) and (2) the greatest Closing Sale Price of the Common Stock during the period beginning on the date immediately preceding such Triggering Event and ending on the date the Holder delivers the Notice of Redemption at Option of Holder and (ii) the Make-Whole Additional Amount per Preferred Share being redeemed (the sum of the foregoing clauses (i) and (ii), the "Triggering Event Redemption Price").

(c) Mechanics of Redemption at Option of Buyer.  Within one (1) Business Day after the occurrence of a qualifying Triggering Event, the Company shall deliver written notice thereof via facsimile or overnight courier and, in either case, via electronic mail ("Notice of Triggering Event") to each Holder.  At any time after the earlier of a Holder's receipt of a Notice of Triggering Event and such Holder becoming aware of a Triggering Event, any Holder of Preferred Shares then outstanding may require the Company to redeem up to all of such Holder's Preferred Shares by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Holder") to the Company, which Notice of Redemption at Option of Holder shall indicate the number of Preferred Shares that such Holder is electing to redeem.

(d) Payment of Redemption Price.  Upon the Company's receipt of a Notice(s) of Redemption at Option of Buyer from any Holder, the Company shall within one (1) Business Day of such receipt notify each other Holder by facsimile of the Company's receipt of such notice(s).  The Company shall deliver on the fifth (5th) Business Day after the Company's receipt of the first Notice of Redemption at Option of Holder (the "Triggering Event Redemption Date") by wire transfer of immediately available funds, an amount in cash equal to the applicable Triggering Event Redemption Price to all Holders that deliver a Notice of Redemption at Option of Holder prior to the fifth (5th) Business Day after the Company's receipt of the first Notice of Redemption at Option of Holder.  To the extent redemptions required by this Section 3 are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments.  If the Company is unable to redeem all of the Preferred Shares submitted for redemption, the Company shall (i) redeem a pro rata amount from each Holder based on the number of Preferred Shares submitted for redemption by such Holder relative to the total number of Preferred Shares submitted for redemption by all Holders and (ii) in addition to any remedy such Holder may have under this Certificate of Designations, pay to each Holder interest at the rate of one percent (1.0%) per month (prorated for partial months) in respect of each unredeemed Preferred Share until paid in full.  In the event less than all of a Holder's remaining Preferred Shares are redeemed pursuant hereto, the Stated Value redeemed shall be deducted from the Installment Amounts applying such reduction to the Installment Dates in reverse order first to the last Installment Date on which Installment Amounts are then scheduled to be paid to such Holder, unless such Holder shall otherwise specify in the Notice of Redemption at Option of Holder or other applicable notice.  The Holders and Company agree that in the event of the Company's redemption of any Preferred Shares under this Section 3, the Holders' damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holders.  Accordingly, any redemption premium due under this Section 3 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holders' actual loss of its investment opportunity and not as a penalty.

(e) Void Redemption.  In the event that the Company does not pay a Redemption Price within the applicable time period, at any time thereafter and until the Company pays such unpaid applicable Redemption Price in full, a Holder shall have the option to, in lieu of redemption, require the Company to promptly return to such Holder any or all of the Preferred Shares that were submitted for redemption by such Holder and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Redemption Notice").  Upon the Company's receipt of such Void Optional Redemption Notice, (i) the Redemption Notice of Holder shall be null and void with respect to those Preferred Shares subject to the Void Optional Redemption Notice, (ii) the Company shall immediately return any Preferred Shares subject to the Void Optional Redemption Notice, and (iii) the Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Redemption Notice is delivered to the Company and (B) the lowest VWAP of the Common Stock during the period beginning on the date on which the Redemption Notice is delivered to the Company and ending on the date on which the Void Optional Redemption Notice is delivered to the Company.

(f) Disputes; Miscellaneous.  In the event of a dispute as to the determination of the arithmetic calculation of any Redemption Price, such dispute shall be resolved pursuant to Section 2(d)(iii) above with the term "Redemption Price" being substituted for the term "Conversion Rate".  A Holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice.  In the event of a redemption pursuant to this Certificate of Designations of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the Holder of such Preferred Shares a Preferred Stock Certificate representing the remaining Preferred Shares which have not been redeemed, if necessary and provided that the Holder shall surrender the certificate representing the Preferred Shares held by the Holder.

(4) Redemption by the Company.

(a) Company Installment Conversion or Redemption.

(i) General.  On each applicable Installment Date, provided there has been no Equity Conditions Failure as of the applicable notice or payment dates, the Company shall convert from each Holder of the Preferred Shares its Initial Pro Rata Portion or Subsequent Pro Rata Portion or any other portion as adjusted to give effect to any applicable notice given by a Holder to the Company pursuant to the second to last sentence in Section 2(d)(ii), the third to last sentence in Section 3(d), the last sentence in Section 4(a)(ii)(2), the last Sentence in Section 4(a)(iii) or the fourth to last sentence in Section 9(a), as applicable, of the Installment Amount due on such date by converting such Installment Amount, in accordance with this Section 4(a) (a "Company Conversion"); provided, however, that the Company may, at its option following notice to the Holders, pay the Installment Amount by redeeming such Installment Amount (a "Company Redemption") or by any combination of a Company Conversion and a Company Redemption so long as all of the outstanding applicable Installment Amount shall be converted and/or redeemed by the Company on the applicable Installment Date, subject to the provisions of this Section 4.  On or prior to the date which is the twenty-sixth (26th) Trading Day (disregarding, solely for purposes of determining timely compliance with the applicable notice rquirements, any suspensions or closures of trading which may occur after the Installment Notice Due Date) prior to each Installment Date (each, an "Installment Notice Due Date"), provided that the first Installment Notice Due Date shall be the Initial Issuance Date, or with respect to Preferred Shares issued following the Initial Issuance Date, the applicable Subsequent Issuance Date, the Company shall deliver written notice (each, a "Company Installment Notice" and the date all of the Holders receive such notice is referred to as the "Company Installment Notice Date"), to each Holder of Preferred Shares which Company Installment Notice shall (i) either (A) confirm that the applicable Installment Amount of the Preferred Shares shall be converted in whole pursuant to a Company Conversion (such amount to be converted, the "Company Conversion Amount") or (B) state that the Company shall redeem for cash, in whole or in part, the applicable Installment Amount pursuant to a Company Redemption (such amount to be redeemed, the "Company Redemption Amount") and the portion, if any, that the Company elects to convert pursuant to a Company Conversion (such amount also, a "Company Conversion Amount") which amounts when added together, must equal the applicable Installment Amount and (ii) if the Installment Amount is to be paid, in whole or in part, pursuant to a Company Conversion, certify that the Equity Conditions have been satisfied as of the date of the Company Installment Notice.  Each Company Installment Notice shall be irrevocable.  If the Company does not timely deliver a Company Installment Notice in accordance with this Section 4(a)(i), then the Company shall be deemed to have delivered an irrevocable Company Installment Notice confirming a Company Conversion and shall be deemed to have certified that the Equity Conditions in connection with any such conversion have been satisfied.  Except as expressly provided in this Section 4(a)(i), the Company shall convert and/or redeem the applicable Installment Amount of the Preferred Shares pursuant to this Section 4(a) in the same proportion among the Holders based on their respective Initial Pro Rata Portions or Subsequent Pro Rata Portions or any other portion as adjusted to give effect to any applicable notice given by a Holder to the Company pursuant to the second to last sentence in Section 2(d)(ii), the third to last sentence in Section 3(d), the last sentence in Section 4(a)(ii)(2), the last Sentence in Section 4(a)(iii) or the fourth to last sentence in Section 9(a), as applicable.  The Company Conversion Amount (whether set forth in the Company Installment Notice or by operation of this Section 4(a)) shall be converted in accordance with Section 4(a)(ii) and the Company Redemption Amount shall be redeemed in accordance with Section 4(a)(iii).

(ii) Mechanics of Company Conversion.  (1) If the Company delivers a Company Installment Notice and confirms, or is deemed to have confirmed, in whole or in part, a Company Conversion in accordance with Section 4(a), then on the date which is the twenty-third (23rd) Trading Day (disregarding, solely for purposes of determining timely compliance with the delivery of Pre-Installment Shares, any suspensions or closures of trading which may occur after the Pre-Installment Payment Date) prior to each Installment Date (each, a "Pre-Installment Payment Date") (provided that the first Pre-Installment Payment Date shall be the Initial Issuance Date or, with respect to Preferred Shares issued following the Initial Issuance Date, the applicable Subsequent Issuance Date), the Company shall, or shall direct the Transfer Agent to, deliver to each Holder's account with DTC, or issue each Holder a certificate for, a number of shares of Common Stock equal to each Holder's quotient of (A) such Company Conversion Amount for such Holder divided by (B) the Initial Company Conversion Price (the "Pre-Installment Conversion Shares").  On the Installment Date (the "Installment Settlement Date"), the Company shall deliver a notice setting forth the calculation of the Installment Balance Conversion Shares (and the calculation of the component parts of such calculation) to the Holders and shall, or shall direct the Transfer Agent to, deliver to each Holder's account with DTC, or issue to each Holder a certificate for, a number of additional shares of Common Stock, if any, equal to each Holder's Installment Balance Conversion Shares.  If a Triggering Event occurs during the period from any Pre-Installment Payment Date through the Installment Settlement Date and a Holder elects a Triggering Event Redemption in accordance with Section 3(b), then, at the Holder's option, either (1) the Holder, upon receipt of the Triggering Event Redemption Price (which Redemption Price includes redemption of any portion of a Company Conversion Amount represented by Pre-Installment Conversion Shares that the Holder shall return to the Company), shall return any Pre-Installment Conversion Shares delivered in connection with the applicable Installment Date, which the Holder has not otherwise sold, transferred or disposed of, to the Company or (2) the Conversion Amount used to calculate the Triggering Event Redemption Price shall be reduced by the product of (x) the Holder's Company Conversion Amount applicable to such Installment Date multiplied by (y) the Conversion Share Ratio of such Holder.

(2) If there is an Equity Conditions Failure at any time after the Pre-Installment Payment Date and prior to the Installment Settlement Date, then at the option of any Holder designated in writing to the Company (the "First Redemption Notice"), the Holder may require the Company to do either one or both of the following: (A) the Company shall redeem all or any part designated by the Holder of the applicable Company Conversion Amount (such designated amount is referred to as the "First Redemption Amount") on the third Trading Day after day of delivery of the applicable First Redemption Notice, and the Company shall pay to the Holder on such Trading Day, by wire transfer of immediately available funds, an amount in cash equal to 125% of such First Redemption Amount, and/or (B) the Company Conversion shall be null and void with respect to all or any part designated by the Holder of the applicable Company Conversion Amount and the Holder shall be entitled to all the rights of a holder of Preferred Shares with respect to such amount of the Company Conversion Amount; provided, however, that the Conversion Price for such applicable Company Conversion Amount shall thereafter be adjusted to equal the lowest of (1) the then applicable Conversion Price, (2) the Company Conversion Price as in effect on the date on which the Holder voided the Company Conversion and (3) the Company Conversion Price as in effect on the date on which the Holder delivers a Conversion Notice relating thereto.  In the event the Holder elects to require payment of the First Redemption Amount upon an Equity Conditions Failure following the Company Installment Notice Date, at the Holder's option, either (x) the Holder shall, upon receipt of a First Redemption Amount (which amount includes redemption of any portion of a Company Conversion Amount represented by Pre-Installment Conversion Shares that the Holder shall return to the Company), return any Pre-Installment Conversion Shares delivered in connection with the applicable Installment Date, which the Holder has not otherwise sold, transferred or disposed of, to the Company or (y) any related First Redemption Amount shall be reduced by the product of (I) the Company Conversion Amount of such Holder applicable to such Installment Date multiplied by (II) the Conversion Share Ratio of such Holder.  If the Company fails to redeem any First Redemption Amount on or before the applicable payment date, by payment of such amount on the applicable payment date, then the Holder shall have the rights set forth in Section 3(e) as if the Company failed to pay the applicable Company Redemption Price and all other rights as a Holder of Preferred Shares (including, without limitation, such failure constituting a Triggering Event described in Section 3(a)(v)).  Notwithstanding anything to the contrary in this Section 4(a)(ii), but subject to Section 8, until the Company delivers Common Stock representing the Company Conversion Amount to the Holder, the Company Conversion Amount may be converted by the Holder into Common Stock pursuant to Section 2.  In the event that the Holder elects to convert the Company Conversion Amount prior to the applicable Company Installment Notice Date as set forth in the immediately preceding sentence, the Company Conversion Amount so converted shall be deducted from the Installment Amounts applying such reduction to the Installment Dates in reverse order first to the last Installment Date on which Installment Amounts are then scheduled to be paid to such Holder, unless such Holder shall otherwise specify in the Conversion Notice or other applicable notice.

(iii) Mechanics of Company Redemption.  If the Company elects, or is deemed to have confirmed, a Company Redemption in accordance with Section 4(a)(i), then the Company Redemption Amount which is to be paid to the Holder on the applicable Installment Date shall be redeemed by the Company, and the Company shall pay to the Holder on such Installment Date, by wire transfer of immediately available funds, an amount in cash (the "Company Installment Redemption Price") equal to 100% of the Company Redemption Amount.  If the Company fails to redeem the Company Redemption Amount on the applicable Installment Date by payment of the Company Installment Redemption Price on such date, then at the option of the Holder designated in writing to the Company (any such designation shall be deemed a "Conversion Notice" pursuant to Section 2(d)), the Holder may require the Company to convert all or any part of the Company Redemption Amount at 75% of the Initial Company Conversion Price as of the Installment Date subject to Section 8.  Conversions required by this Section 4(a)(iii) shall be made in accordance with the provisions of Section 2.  Notwithstanding anything to the contrary in this Section 4(a)(iii), but subject to Section 8, until the Company Installment Redemption Price (together with any interest thereon) is paid in full, the Company Redemption Amount (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 2.  In the event a Holder elects to convert all or any portion of the Company Redemption Amount applicable to such Holder prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Redemption Amount so converted shall be deducted from the Installment Amounts applying such reduction to the Installment Dates in reverse order first to the last Installment Date on which Installment Amounts are then scheduled to be paid to such Holder, unless such Holder shall otherwise specify in the Conversion Notice or other applicable notice.

(b) Other than as specifically permitted by this Certificate of Designations, the Company may not redeem any of the outstanding Preferred Shares and any unpaid Dividends thereon.

(5) Other Rights of Holders.

(a) Assumption.  The Company shall not enter into or be party to a Fundamental Transaction unless (i)  the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each Holder of Preferred Shares in exchange for such Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations including, without limitation, having a stated value and dividend rate equal to the stated value and dividend rate of the Preferred Shares held by such Holder and having similar ranking to the Preferred Shares, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market.  Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Company herein.  Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion of the Preferred Shares at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Preferred Shares prior to such Fundamental Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity), as adjusted to reflect the value of such Fundamental Transaction, in accordance with the provisions of this Certificate of Designations.  The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of the Preferred Shares.

(b) Purchase Rights.  If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(6) Reservation of Shares.

(a) The Company shall have sufficient authorized and unissued shares of Common Stock for each of the Preferred Shares equal to 130% of the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate (without regard to any limitations herein on any such conversion) with respect to the Conversion Amount and the Make-Whole Additional Amount (assuming payment in shares of Common Stock) of each such Preferred Share as of the Initial Issuance Date or the Subsequent Issuance Date (with respect to Preferred Shares issued on any such Subsequent Issuance Date).  The Company shall, so long as any of the Preferred Shares are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversions of the Preferred Shares, such number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Preferred Shares then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than 130% of the number of shares of Common Stock for which the Preferred Shares are at any time convertible (without regard to any limitations on conversions) (the "Required Reserve Amount"); provided, further, that any Dividend Shares issued by the Company shall not be issued from any Common Stock so reserved.  The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Preferred Shares held by each Holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be (the "Authorized Share Allocation").  In the event a Holder shall sell or otherwise transfer any of such Holder's Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor.  Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares (other than pursuant to a transfer of Preferred Shares in accordance with the immediately preceding sentence) shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such Holders.

(b) Insufficient Authorized Shares.  If at any time while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall as soon as practicable take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Preferred Shares then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use reasonable best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(7) Voting Rights.  Except as otherwise required by applicable law or as set forth herein, the holders of the Preferred Shares shall not be entitled to vote.

(8) Limitation on Beneficial Ownership.

(a) The Company shall not effect any conversion of Preferred Shares, and no Holder shall have the right to convert any Preferred Shares, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such Person's affiliates) would have acquired, through conversion of Preferred Shares or otherwise, beneficial ownership of a number of shares of Common Stock that exceeds 4.99% (the "Maximum Percentage") of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.  For purposes of the foregoing, the number of shares of Common Stock beneficially owned by a Person and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Preferred Shares beneficially owned by such Person or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained in this Section beneficially owned by such Person or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 8, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.  For purposes of this Section 8, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-K, Form 10-Q, or Form 8-K, as the case may be, (2) a more recent public announcement by the Company, or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written request of any Holder, the Company shall within one (1) Business Day following the receipt of such notice, confirm orally and in writing to any such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Preferred Shares, by such Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided, that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder providing such written notice and not to any other Holder.  In the event that the Company cannot pay any portion of any Pre-Dividend Shares, Dividend Shares, Pre-Installment Conversion Shares, Post-Installment Conversion Shares or any other dividend, distribution, grant or issuance hereunder (including pursuant to Section 5(b)) to a Holder solely by reason of this Section 8(a) (such shares, the “Limited Shares”), notwithstanding anything to the contrary contained herein, the Company shall not be required to pay cash in lieu of the payment that otherwise would have been made in such Limited Shares, but shall hold any such Limited Shares in abeyance for such Holder until such time, if ever, that the delivery of such Limited Shares shall not cause the Holder to exceed the Maximum Percentage, at which time such Holder shall be delivered such Limited Shares to the extent as if there had been no such limitation.  If Limited Shares have not been delivered at or prior to the Maturity Date, the Holder may extend the Maturity Date in accordance with Section 2(d)(vii) hereof for so long as such restriction continues.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 8(a) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(b) The Company shall not be obligated to issue any shares of Common Stock as Dividend Shares or upon conversion of Preferred Shares, and the Holders of Preferred Shares shall not have the right to receive any Dividend Shares or upon conversion of Preferred Shares any shares of Common Stock, if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue as Dividend Shares and upon conversion or exercise, as applicable, of Preferred Shares or otherwise without breaching the Company's obligations under the rules or regulations of the Principal Market, whether or not the Common Stock is listed on the Principal Market (the "Exchange Cap"), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders.  Until such approval or written opinion is obtained, no Holder of Preferred Shares shall be issued in the aggregate, upon conversion or payment, as applicable, of Preferred Shares, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the number of Preferred Shares issued to such Holder pursuant to the Securities Purchase Agreement on the Closing Date (as defined in the Securities Purchase Agreement) and the denominator of which is the aggregate number of all Preferred Shares issued to the Holders pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each such Holder, the "Exchange Cap Allocation").  In the event that any Holder shall sell or otherwise transfer any of such Holder's Preferred Shares, the transferee shall be allocated a pro rata portion of such Holder's Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee.  In the event that any Holder shall convert all of such Holder's Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such holder's Exchange Cap Allocation, then the difference between such holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining Holders of Preferred Shares on a pro rata basis in proportion to the shares of Common Stock underlying the Preferred Shares then held by each such Holder.  In the event that the Company is prohibited from issuing any shares of Common Stock for which a Conversion Notice has been received as a result of the operation of this Section 8(b), the Company shall pay cash in exchange for cancellation of such Preferred Shares, at a price per Preferred Share equal to the difference between the VWAP and the Conversion Price as of the date of the attempted conversion.

(9) Change of Control Redemption Right; Dissolution, Winding-Up.

(a) Change of Control.  No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holders (a "Change of Control Notice") setting forth a description of such transaction in reasonable detail and the anticipated Change of Control Redemption Date if then known.  At any time during the period (the "Change of Control Period") beginning after a Holder's receipt of a Change of Control Notice and ending on the date that is twenty (20) Trading Days after the consummation of such Change of Control, such Holder may require the Company to redeem (a "Change of Control Redemption") all or any portion of such Holder's Preferred Shares by delivering written notice thereof ("Change of Control Redemption Notice") to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem.  Any Preferred Shares subject to redemption pursuant to this Section 9(a) shall be redeemed by the Company in cash at a price equal to the sum of (I) the greater of (i) 120% of the Conversion Amount being redeemed and (ii) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (1) the greatest Closing Sale Price of the Common Stock during the period commencing as of the Trading Day immediately prior to the public announcement of such proposed Change of Control and ending as of the Trading Day immediately prior to the consummation of such Change of Control by (2) the Conversion Price and (II) the applicable Make-Whole Additional Amount for the Preferred Shares being redeemed (the "Change of Control Redemption Price").  The Company shall make payment of the Change of Control Redemption Price concurrently with the consummation of such Change of Control if such a Change of Control Redemption Notice is received prior to the consummation of such Change of Control and within five (5) Trading Days after the Company's receipt of such notice otherwise (the "Change of Control Redemption Date").  To the extent redemptions required by this Section 9(a) are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments.  Notwithstanding anything to the contrary in this Section 9(a), until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 9(a) may be converted, in whole or in part, by the Holder into shares of Common Stock, or in the event the Conversion Date is after the consummation of the Change of Control, shares or equity interests of the Successor Entity substantially equivalent to the Company's Common Stock pursuant to Section 2(c)(i).  In the event of a partial redemption of the Preferred Shares pursuant hereto, the Stated Value redeemed shall be deducted from the Installment Amounts applying such reduction to the Installment Dates in reverse order first to the last Installment Date on which Installment Amounts are then scheduled to be paid to such Holder, unless such Holder shall otherwise specify in the Change of Control Redemption Notice or other applicable notice.  The parties hereto agree that in the event of the Company's redemption of any portion of the Preferred Shares under this Section 9(a), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.  Accordingly, any redemption premium due under this Section 9(a) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.  In the event that the Company does not pay the Change of Control Redemption Price on the Change of Control Redemption Date, then the Holder shall have the right to void the redemption pursuant to Section 3(e).

(b) Liquidation.  In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of the Capital Stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to the sum of the Conversion Amount plus the Make-Whole Additional Amount; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (the "Pari Passu Shares"), if any, then each Holder and each holder of any such Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares.  After the foregoing distributions, the Holders shall be entitled, on a pari passu basis with the holders of Common Stock and treating for the purpose thereof all of the Preferred Shares as having been converted into Common Stock pursuant to Section 2, to participate in the distribution of any remaining assets of the Company to the holders of the outstanding Common Stock.  To the extent necessary, the Company shall cause such actions to be taken by any of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section.  All the preferential amounts to be paid to the Holders under this Section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of, shares of other classes or series of preferred stock of the Company junior in rank to the Preferred Shares in connection with a Liquidation Event as to which this Section applies.  The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a Liquidation Event.

(10) Equal Treatment of Holders.  No consideration shall be offered or paid to any of the Holders to amend or waive or modify any provision of the Preferred Shares or Warrants, unless the same consideration is also offered to all of the Holders.  This provision constitutes a separate right granted to each of the Holders by the Company and shall not in any way be construed as the Holders acting in concert or as a group with respect to the purchase, disposition or voting of securities or otherwise.

(11) Negative Covenants.  As long as any Preferred Shares are outstanding, unless the Required Holders shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly incur or guarantee, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.  For so long as any Preferred Shares remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price.

(12) Ranking.  All shares of Common Stock shall be of junior rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company.  The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares.  Without the prior express written consent of the Required Holders, the Company shall not hereafter authorize or issue additional or other Capital Stock that is of senior or pari-passu rank to the Preferred Shares in respect of the preferences as to distributions and payments upon a Liquidation Event, except Preferred Shares issued pursuant to the Securities Purchase Agreement on the Subsequent Issuance Date.  The Company shall be permitted to issue preferred stock that is junior in rank to the Preferred Shares in respect of the preferences as to dividends and other distributions, amortization and redemption payments and payments upon the liquidation, dissolution and winding up of the Company, provided, that the maturity date (or any other date requiring redemption, repayment or any other payment, including, without limitation, dividends in respect of any such preferred shares) of any such junior preferred shares is not on or before 91 days after the Maturity Date.  In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein (except that the Preferred Shares may not be pari passu with, or junior to, any Capital Stock of the successor entity) and no merger shall result inconsistent therewith.  Without the prior express written consent of the Required Holders, the Company shall not hereafter authorize or issue any Capital Stock (other than shares of Common Stock) that has any voting power, except voting power as required by applicable law.

(13) Participation.  Subject to the rights of the holders, if any, of the Pari Passu Shares, the Holders shall, as holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted the Preferred Shares into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions.  Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(14) Vote to Change the Terms of or Issue Preferred Shares.  In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, shall be required before the Company may: (a) amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Preferred Shares, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of shares of Preferred Shares; (c) create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or is on a parity with the Preferred Shares with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company; (d) purchase, repurchase or redeem any shares of Common Stock (other than (i) pursuant to equity incentive agreements with employees giving the Company the right to repurchase shares upon the termination of services at cost and (ii) upon surrender of restricted stock in connection with tax withholding); (e) pay dividends or make any other distribution on the Common Stock or other Capital Stock (other than the Preferred Shares); (f) increase the amount of any securities issuable pursuant to any Approved Stock Plan; (g) amend any provision of the Certificate of Designations with respect to the Preferred Shares or (h) whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares.  Any Preferred Shares which are converted, repurchased or redeemed shall be automatically and immediately cancelled and shall not be reissued, sold or transferred.

(15) Lost or Stolen Certificates.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the Holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

(16) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief).  No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy.  Nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations.  The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof, and the Company shall have the obligation to deliver such amounts to such Holder in accordance with the terms of this Certificate of Designations and prior to the Company paying or otherwise fulfilling any junior obligations of the Company (except as otherwise expressly provided herein), and such amounts shall not, except as expressly provided herein, be subject to or be payable and deliverable to such Holder subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(17) Construction.  This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any person as the drafter hereof.

(18) Failure or Indulgence Not Waiver.  No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(19) Notice.  Whenever notice or other communication is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with the following instructions: (a) if within the domestic United States, by first class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and (c) will be deemed given (i) if delivered by first class registered or certified domestic mail, three business days after being so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after being so mailed, (iii) if delivered by International Federal Express, two business days after being so mailed, and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

(a) if to the Company, to:

Oxygen Biotherapeutics, Inc.
ONE Copley Parkway
Suite 490
Morrisville, NC 27560
Attention: Nancy Hecox
Facsimile: 919-855-2133

with a copy to:

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
2500 Wells Fargo Capitol Center
150 Fayetteville Street
Raleigh, NC 27601
Attention: Margaret N. Rosenfeld, Esq.
Facsimile: (919) 821-6800

(b) if to a Holder, at such address or addresses or facsimile numbers as shall have been furnished to the Company in writing.

The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Certificate of Designations, including in reasonable detail a description of such action and the reason therefor.  The Company may update its notice information by written notice to the Holders in accordance herewith.  In providing any notice or making any delivery, the Company shall be entitled to rely upon the address or addresses and facsimile numbers of the Holders as provided to the Company in accordance with this Section 19 and reflected in the Company’s books and records.  The delivery of any stock certificates, notices or other instruments or documents by the Company to any Holder at such address or addresses and facsimile numbers so provided shall constitute valid delivery hereunder.

(20) Transfer of Preferred Shares.  A Holder may assign some or all of the Preferred Shares and the accompanying rights hereunder held by such Holder without the consent of the Company; provided that such assignment is in compliance with applicable securities laws.  Holders shall have the right to transfer and to exercise rights with respect to  fractional Preferred Shares and any redemptions of Preferred Shares by the Company shall be made calculating the number of applicable Preferred Shares to one-ten thousandth of a Preferred Share.

(21) Preferred Share Register.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Preferred Shares, in which the Company shall record the name and address of the persons in whose name the Preferred Shares have been issued, as well as the name and address of each transferee.  The Company may treat the person in whose name any Preferred Share is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

(22) Stockholder Matters.  Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the rules and regulations of the Principal Market, the DGCL, this Certificate of Designations or otherwise with respect to the issuance of the Preferred Shares or the Common Stock issuable upon conversion thereof may be effected by written consent of the Company's stockholders or at a duly called meeting of the Company's stockholders, all in accordance with the applicable rules and regulations of the Principal Market and the DGCL.  This provision is intended to comply with the applicable sections of the DGCL permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

(23) Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise.  In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

(24) Trading Activities. It is understood and acknowledged by the Company that the Holders have not been asked to agree, nor have the Holders agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Warrants, Preferred Shares or Common Stock for any specified term.  The Company further understands and acknowledges that the Holder may engage in hedging and/or trading activities at various times during the period that the Warrants, Preferred Shares, Common Stock, Pre-Dividend Shares, Post-Dividend Shares, Dividend Balance Shares, Pre-Installment Conversion Shares, Post-Installment Conversion Shares, Installment Balance Conversion Shares or Warrant Shares under the Warrants are outstanding, including, without limitation, during the periods that the value of the Pre-Dividend Shares, Post-Dividend Shares, Dividend Balance Shares, Pre-Installment Conversion Shares, Post-Installment Conversion Shares, Installment Balance Conversion Shares or Warrant Shares under Warrants are being determined and such hedging and/or trading activities, if any, can reduce the value of the existing stockholders' equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted.

(25) Independent Nature of Holders' Obligations and Rights. The rights and obligations of each Holder under any Transaction Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holder as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Certificate of Designations or out of any other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

*  *  *  *  *

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Michael B. Jebsen, its Chief Financial Officer and Interim Chief Executive Officer, as of the 8th day of December, 2011.

OXYGEN BIOTHERAPEUTICS, INC.

By:
Michael B. Jebsen
Chief Financial Officer and Interim Chief Executive Officer

EXHIBIT I

OXYGEN BIOTHERAPEUTICS, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Oxygen Biotherapeutics, Inc. (the "Certificate of Designations").  In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the "Preferred Shares"), of Oxygen Biotherapeutics, Inc., a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $0.0001 per share (the "Common Stock"), of the Company, as of the date specified below.

Date of Conversion:_____________________________________________________________________________

Number of Preferred Shares to be converted:___________________________________________________________

Stock certificate no(s). of Preferred Shares to be converted:________________________________________________

Tax ID Number (If applicable):______________________________________________________________________

Please confirm the following information:____________________________________________________________________

Conversion Price:_______________________________________________________________________________

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

Issue to:__________________________________________

                __________________________________________

Address: _________________________________________

Telephone Number: _________________________________

Facsimile Number:___________________________________

Authorization:_____________________________________

By:_________________________

Title:________________________

Dated:

Account Number (if electronic book entry transfer):______________________________________________________

Transaction Code Number (if electronic book entry transfer):_______________________________________________

Installment Amounts to be reduced and amount of reduction:______________________________________________

[NOTE TO HOLDER -- THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs Interwest Transfer Company, Inc. to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated December __, 2011 from the Company and acknowledged and agreed to by Interwest Transfer Company, Inc.

OXYGEN BIOTHERAPEUTICS, INC.

By:
Name
Title

33